Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made effective as of JUNE 19, 2013 (the “Effective Date”), by and among 112359 FACTOR FUND, LLC (“Buyer”) and PERVASIP CORP. (FKA eLEC COMMUNICATIONS CORP.) (“Company”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain First Amended Security Agreement entered into on June 19, 2013, by and between Company and Buyer.

WITNESSETH

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2), Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Buyer holds those certain debt securities previously issued by the Company itemized in Exhibit A hereto (the “Debt Securities”), with an outstanding balance of $203,603.95 in principal, accrued interest, redemption and other amounts due as of June 19, 2013, as well as certain other rights under all financing documents by and between the Company and the original holder of the Debt Securities; and,

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase the Securities, which shall be convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock” and, as converted, the “Conversion Shares”), in exchange for certain consideration payable on the terms set forth herein (the “Purchase Price” and the “Subscription Amount”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF SECURITIES

(a)         The Securities. Subject to the terms and conditions set forth in this Agreement, the Buyer shall purchase from the Company and the Company shall issue to the Buyer secured convertible debenture with an initial principal balance of $665,000.00 and in substantially the same form as the form of debenture attached hereto as Exhibit B (the “Securities” or the “June 2013 Debenture”), which shall be convertible into shares of common stock of the Company (the “Common Stock”).

(b)         The Purchase Price. Buyer shall purchase the June 2013 Debenture in exchange for the following (collectively, the “Purchase Price”):

i.         the assignment to the Company of 100% of Buyer’s right, title and interest in, to and under the Debt Securities on the Closing Date;

ii.        the payment of $13,743.00 in Post-Closing Expenses, as such term is defined in that certain Company debenture numbered PVSP – 59FF 001 previously issued to Buyer, and $12,000.00 in immediately available U.S. cash funds, which payments the Company hereby agrees and acknowledges to have been paid by Buyer to or on behalf of the Company on or before June 19, 2013;

iii.       the payment of $60,000.00 in immediately available U.S. cash funds, which amount shall be paid as follows: (x) $37,999.23 shall be paid on or about June 14, 2013, directly to Level 3 Communications, LLC, for the benefit of the Company, and (y) $22,000.77 shall be paid to the Company at the Closing (collectively, the “June 2013 Payment”); and,

iv.       for so long as no event of default has occurred under any Transaction Document, $240,000 in immediately available U.S. cash funds, which amount shall be paid to the Company in a series of monthly or more frequent tranches from time to time at the Buyer’s sole discretion between the Closing and December 31, 2013 (each, a “Remainder Payment” and, collectively, the “Remainder Payments”).

(c)         The Closing. The Closing of the purchase and sale of the Securities shall take place at 10:00 a.m. Eastern Standard Time on the second (2nd) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”).

2.           BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants that:

(a)         Investment Purpose. Buyer is acquiring the Securities and, upon conversion of Securities, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(b)         Accredited Investor Status. Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)         Information. Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities and the Conversion Shares, which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Buyer understands that its investment in the Securities and the Conversion Shares involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and the Conversion Shares.

(d)         Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e)         Due Formation of Corporate and Other Buyer. Buyer has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that, except as set forth in the SEC Documents (as defined herein):

(a)         Organization and Qualification. The Company and its Active Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its Active Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Active Subsidiaries taken as a whole.

(b)         Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents and to issue the Securities and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)         Capitalization.  The authorized capital stock of the Company consists of 800,000,000 shares of Common Stock, par value $0.001 per share, of which about 718,396,263 shares of Common Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable.  Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  Except as disclosed in the SEC Documents, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating either to or rights convertible into any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to an S-8 Registration Statement) and (iii) there are no outstanding registration statements (except for an S-8 Registration Statement and there are no outstanding comment letters from the SEC or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement.  The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)         Issuance of Securities.  The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.  The Conversion Shares issuable upon conversion of the Securities have been duly authorized and reserved for issuance.  Upon conversion or exercise in accordance with the Securities the Conversion Shares will be duly issued, fully paid and nonassessable.

(e)         No Conflicts.  Except as disclosed in the SEC Documents, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.  Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.  Except as disclosed in the SEC Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)          SEC Documents: Financial Statements.  The Company shall file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyer or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)         10(b)-5.  The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)         Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of  operations of the Company and its subsidiaries taken as a whole.

(i)          Acknowledgment Regarding Buyer’s Purchase of the Securities.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Securities or the Conversion Shares.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j)          No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities or the Conversion Shares.

(k)         No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities or the Conversion Shares under the Securities Act or cause this offering of the Securities or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(l)          Internal Accounting Controls.  Except as set forth in the SEC Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)        No Material Adverse Breaches, etc.  Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(n)         Tax Status.  Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(o)         Certain Transactions.  Except as set forth in the SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(p)         Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4.           COVENANTS

(a)         Use of Proceeds; Approved Budget; Growth. In the absence of Buyer’s prior written consent, which consent shall not be unreasonably withheld, or the written agreement of Buyer to the contrary, neither the Company nor, as may be applicable, the Company’s primary operating Subsidiary, VOX Communications Corp. (“VCC”), nor any other Company Subsidiary shall in any manner fail: (A) to comply with the cash basis pro forma statement of operations attached hereto in Exhibit E (the “Approved Budget”); (B) to provide any Weekly Report to Buyer’s designee (“Designee”) on or before 12:00 p.m. of the first business day of each week commencing on June 24, 2013, and continuing for so long as any amount is due from the Company to Buyer; (C) to participate in any covenant compliance or other conference call or meeting reasonably requested by Designee; or (D), to engage a marketing company on or before July 31, 2013 (“Approved Consultant”) on terms acceptable to Designee. As used herein, the term “Weekly Report” shall mean a detailed line item schedule of all amounts paid by the Company or any Subsidiary during each preceding calendar week, in substantially the same form as the draft Weekly Report attached hereto in Exhibit F.

(b)         Observation Rights. For so long as any amount is due from Company to Buyer, Designee shall have the right, but not the obligation, to observe and, on a non-voting basis, attend or otherwise participate in any Company or Subsidiary board or shareholder meeting. The Company shall provide Designee with a minimum of the equivalent notice provided to members of the Company’s board of directors or shareholders in respect of any such board or shareholder meeting.

(c)         Series C Preferred Stock; Amendment. For so long as any amount is due from Company to Buyer, neither the Company nor any Pledgor shall pledge, hypothecate, sell, assign, or in any way transfer the Pledged Securities. The Company shall file an amended Certificate of Designations for the Company’s Series C Preferred Stock on or before July 31, 2013 (the “Series C Amendment”), to eliminate the redemption provisions thereof and to include such other terms and conditions as are reasonably necessary to ensure that the Pledged Securities continue to control 51% of the Company’s voting power until such time as Buyer has been paid in full; provided, however, that the Company shall provide a draft Series C Amendment to Buyer and/or Buyer’s attorney on or before July 15, 2013, and the Company shall not file or otherwise give effect to the Series C Amendment in the absence of Buyer’s prior written consent.

(d)         Employment Matters. The Company shall use its best efforts to review, approve and implement an equity compensation plan on or before December 31, 2013, pursuant to which the Company’s and VCC’s employees receive commercially reasonable performance based equity compensation (such as, stock options or preferred shares which vest upon realization of meaningful operational or sales milestones).

(e)         Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it hereunder.

(f)          Reporting Status.  Until the earlier of (i) the date as of which the Buyer may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer shall have sold all the Conversion Shares and (B) none of the Securities are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC   thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(g)         Reservation of Shares.  The Company shall issue no shares of Company Common Stock or other class or series of Company capital stock (e.g., preferred stock) in the absence of the Buyer’s prior written consent. Notwithstanding the foregoing, the Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of all of the Conversion Shares due to Buyer upon conversion of the June 2013 Debenture; provided, however, that the Company shall take any action to increase its authorized shares of Common Stock, or to implement a reverse or forward stock split, or to otherwise amend the Company’s Articles of Incorporation in respect of any existing or new class of Company capital stock in the absence of the Buyer’s prior written consent. A default event under this Agreement and the June 2013 Debenture shall occur if the Company does not have available such number of shares of Common Stock as shall be necessary to effect the issuance of all of the Conversion Shares due to Buyer upon conversion of the any convertible debenture issued by the Company and held by Buyer for a period of greater than 60 consecutive days following the delivery to the Company of the written consent referenced in the preceding sentence of this Section.

(h)         Listings or Quotation.  The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.’s Over-The-Counter Marketplace (“OTCQB”) or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement.  The Company shall maintain the Common Stock’s authorization for quotation on the OTCQB.

(i)          Fees and Expenses.  The Company shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(j)          Corporate Existence.  So long as any of the Securities remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer.  In any such case, the Company shall make appropriate provision with respect to Buyer’s rights and interests to insure that the provisions of the Transaction Documents will thereafter be applicable to the Securities.

(k)         Transactions With Affiliates.  So long as any Securities are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company,  (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(l)          Transfer Agent.  The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Transfer Agent Instructions (as defined herein).

(m)        Indebtedness. The Company shall not, in the absence of the Buyer’s prior written consent, which consent shall not be unreasonably withheld, authorize, issue, agree to issue, give effect to any assignment of, assume, guaranty, in any respect become obligated for, or make any payment of any kind against, under or in any manner in connection with any Indebtedness. As used herein, the term “Indebtedness” shall mean any debt, note or other obligation with the exception of any debt or other obligation held by or otherwise owing to Buyer, and unsecured trade credit obligations incurred by the Company and/or any Subsidiary in the ordinary course of business.

(n)         Further Assurances; Cooperation. The Company shall use its best efforts to cooperate with the Company and to diligently perform under the Transaction Documents. At and after the Closing, the Company shall execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Securities and any and all amounts and shares of Common Stock due and payable thereunder.

5.           TRANSFER AGENT INSTRUCTIONS

(a)         The Company shall issue the Transfer Agent Instructions to its transfer agent in the form attached hereto as Exhibit D for the purpose of having certificates issued, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares representing such amounts of Securities as specified from time to time by the Buyer to the Company upon conversion of the Securities, for interest owed pursuant to the Securities, and for any and all Liquidated Damages.

(b)         The Company shall not change its transfer agent without the express written consent of the Buyer, which may be withheld by the Buyer in its sole discretion.

(c)         The Company warrants that no instruction other than the Transfer Agent Instructions previously executed in favor of Buyer will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

(d)         Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares.  If the Buyer provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer of any of the Conversion Shares is not required under the Securities Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

(e)         The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.           CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE

The obligation of the Buyer hereunder to purchase the Securities and to pay the Purchase Price hereunder is subject to the satisfaction, at or before the Closing Date or any Purchase Price payment date, of each of the following conditions:

(a)         The Company shall have executed and delivered to the Buyer this Agreement, the First Amended Security Agreement, Amended Transfer Agent Instructions, Amended and Restated Second LV Debenture (PVSP – 59FF 001), Amended and Restated Exchange Debenture (PVSP – 59FF 002), June 2013 Debenture (PVSP – 59FF 005), and Side Letter of even date herewith.

(b)         The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date). The Company shall have performed, satisfied and complied in all material respects with the covenants, agreement and conditions required by this Agreement and the June 2013 Debenture to be performed, satisfied or complied with by the Company at or prior to the Closing Date or any Purchase Price payment date, and through and including the date upon which the June 2013 Debenture has been fully paid. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(c)         The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the state in which the company is incorporated.

(d)         The Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

7.           INDEMNIFICATION

In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and the Conversion Shares, all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), and any Designee (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of the Buyer or holder of the Securities  the Conversion Shares,  as a Buyer of Securities in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

8.           GOVERNING LAW: MISCELLANEOUS

(a)         Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws. The Company and the Buyer expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, Bergen County, for any litigation between the parties.

(b)         Specific Performance. The parties hereto recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.  If specific performance is elected as a remedy hereunder, such remedy shall be in addition to any other remedies available at law or equity.

(c)         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(d)         Headings; Severability.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)         Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)          Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)          Publicity.  The Company shall issue no press release or public disclosure involving the Transaction Documents and/or the Financing in the absence of the Buyer’s prior written consent.

(j)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         Termination.  In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company’s failure to satisfy the conditions set forth above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company, the Company shall remain obligated to reimburse the Buyer for $5,000 in fees and expenses.

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- SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Securities Purchase Agreement.

112359 FACTOR FUND, LLC

By:	/s/ Mary Carroll
Name:	Mary Carroll
Title:	Manager

PERVASIP CORP.

By:	/s/ Paul Riss
Name:	Paul Riss
Title:	Chief Executive Officer

EXHIBIT A TO SECURITIES PURCHASE AGREEMENT

DEBT SECURITIES

1.
Those certain 8% Convertible Promissory Notes issued by PERVASIP CORP. (the “Company”) to ASHER ENTERPRISES, INC. (“Asher”), on November 29, 2012 and March 12, 2013 (the “Asher Notes”), copies of which are attached hereto, which Asher assigned to 112359 FACTOR FUND, LLC (“Buyer”) pursuant to that certain Assignment Agreement by and among the Company, Asher and Buyer dated May 29, 2013 (“Assignment Agreement”), and in exchange for a cash payment equal to the principal, interest and redemption amounts due from the Company to Asher under the Asher Notes as of June 4, 2013, or $99,360.00, which amount was paid by Buyer to Asher on June 4, 2013, plus an additional $9,936.00 in costs and expenses; and,

2.
Those certain Convertible Debentures issued by the Company to Buyer on April 16, 2013, and May 1, 2013, numbered PVSP – 59FF 003 and PVSP – 59FF 004 (the “Buyer Notes”), and with an aggregate balance of principal, accrued interest and fees due of $94,307.95 as of June 5, 2013.